UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 25, 2005
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE
EXHIBIT INDEX
EX-99.1 Form of Office of the CEO Cash Incentive Plan
EX-99.2 Executive Severance Pay Plan

Item 1.01 Entry into Material Definitive Agreement

     On January 25, 2004, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Akamai Technologies, Inc. (“Akamai”) adopted cash incentive plans for the following executive officers: Paul Sagan, Lisa Arthur, Robert Cobuzzi, Melanie Haratunian and Chris Schoettle (collectively, the “Executives”). Each of these plans provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive’s bonus is weighted as follows: 50% based on Akamai achievement of revenue targets; 25% on Akamai’s achievement of earnings per share targets; and 25% on achievement of individual or departmental performance goals. For Mr. Sagan, the target cash bonus is equal to 50% of his base salary, and the maximum cash bonus is equal to 100% of his base salary. For Ms. Arthur, the target cash bonus is equal to 25% of her base salary, and the maximum cash bonus is equal to 50% of her base salary. For Mr. Cobuzzi, the target cash bonus is equal to 47.6% of his base salary, and the maximum cash bonus is equal to 95.2% of his base salary. For Ms. Haratunian, the target cash bonus is equal to 25% of her base salary, and the maximum cash bonus is equal to 50% of her base salary. For Mr. Schoettle, the target cash bonus is equal to 33% of his base salary, and the maximum cash bonus is equal to 66.7% of his base salary. The form of cash incentive plan is attached hereto, and incorporated by reference herein, as Exhibit 99.1.

     On January 25, 2004, the Compensation Committee adopted the Executive Severance Pay Plan (the “Severance Plan”) for members of Akamai’s executive management group, currently referred to as the Office of the CEO. Eligible participants under the plan who are terminated for any reason other than “cause” (as defined in the Severance Plan) and have signed a mutually acceptable separation agreement shall be entitled to a lump sum payment equal to one year of the participant’s then-current base salary, less applicable withholdings for taxes and other required deductions, plus an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on the participant’s behalf in the month preceding the participant’s termination. The Executive Severance Pay Plan and Summary Plan Description are attached hereto, and incorporated by reference herein, as Exhibit 99.2. The foregoing description of the Severance Plan is qualified in its entirety by the full text of the Executive Severance Pay Plan set forth in Exhibit 99.2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Melanie Haratunian
Melanie Haratunian,
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Akamai Technologies, Inc. Form of Office of the CEO Cash Incentive Plan

99.2	Akamai Technologies, Inc. Executive Severance Pay Plan